Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.2 to the Registration Statement on Form F-1 of Lufax Holding Ltd of our report dated July 28, 2020 relating to the financial statements of Lufax Holding Ltd, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

October 22, 2020